CONSULTING AGREEMENT
                                (the "Agreement")

This Agreement dated for reference the 1st day of June 2005, by and between:

                  EYI Industries, Inc.
                  7865 Edmonds Street
                  Burnaby, BC V3T 5V2
                  Tel: 604-759-5031 Fax: 604-759-5044

                  ("EYI")

AND:
                  Eliza Fung
                  Suite 2006 10899 West Whalley Ring Road
                  Surrey, B.C. V3T 5V2
                  Tel:  604-961-6930

                  (the "Consultant").

WHEREAS:

A. EYI, through its subsidiaries Essentially Yours Industries Inc. and Essentially Yours (Canada) Inc., is in the business of marketing dietary supplements and personal care products including the Metals and Arsenic Removal Technology Products ("MARTI") water filters;

B. EYI desires to secure the services of the Consultant to market and distribute EYI's products in China, Hong Kong, Taiwan, Korea, Japan, Malaysia, Singapore, Thailand, Philippines, Vietnam, Cambodia, Indonesia and India;

C. The Consultant has the necessary experience to assist EYI in marketing and distributing its products in the foregoing Countries;

D. The Consultant acknowledges that EYI's business and the reputation upon which it is based is of substantial value and must be protected; and

E. The parties intend this Agreement to set forth their respective rights and obligations with respect to the engagement of the Consultant by EYI.

NOW THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. TERM

1.1. Term. This Agreement shall commence from the date first written above and shall continue thereafter indefinitely, unless terminated in accordance with the terms set out herein.


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1.2. Automatic Termination. This Agreement shall terminate, without further notice upon:

      (a)   the death of the Consultant;

      (b)   the winding up or bankruptcy of Consultant;

      (c) the Consultant being found guilty of fraud or other serious criminal offense or being declared mentally incompetent; or

      (d)   the agreement of the parties to so do.

1.3. Termination by EYI Without Notice. EYI may terminate the engagement of the Consultant without notice if the Consultant:

      (a)   is dishonest in dealing with EYI;

      (b) conducts himself or herself in a manner which is materially detrimental to the business of EYI;

      (c) fails to carry out the services and duties to be performed by it pursuant to the provisions of this Agreement;

      (d)   is in breach of section 4 of this Agreement;

      (e) fails to account for any monies which come into the Consultant's possession as a result of the Consultant's activities as a consultant to EYI;

      (f) fails to act in the best interests of EYI and its shareholders at all material times during the term of this Agreement.

1.4. Termination with Notice. Notwithstanding the foregoing either party may terminate this Agreement without reason, upon thirty (30) days prior written notice.

2. REMUNERATION

2.1. Remuneration. In consideration for providing services during the term of this Agreement, EYI shall issue five hundred thousand (500,000) stock options (the "Options") to the Consultant, with each Option entitling the Consultant to purchase one common share of EYI at a price of $0.10 per share. The Options shall expire on June 1, 2007 and 50% of the Options shall vest on October 1, 2005 and the remaining 50% on August 1, 2006. The Consultant agrees to enter into an option agreement with EYI in a form acceptable to EYI.

2.2. Taxes. The Consultant shall be responsible for payment of all local and federal taxes in regard to all remuneration paid to the Consultant and Consultant hereby indemnifies and saves harmless EYI from all claims in this regard.


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2.3. Reimbursement of Business Expenses. EYI shall reimburse the Consultant for all pre-authorized expenses reasonably and properly incurred in connection with the performance by the Consultant of its duties under this Agreement.

3. CONFIDENTIALITY

3.1 Non-disclosure: The Consultant will not, either during the term of this Agreement or at any time thereafter, disclose the terms of this Agreement to any person, other than their respective professional advisors.

3.2 Fiduciary Duties: The Consultant hereby acknowledges and agrees that as a result of the sensitive nature of the information to be learned by or disclosed to the Consultant, it stands in a fiduciary relationship with EYI and the Consultant agrees to act accordingly.

3.3 Confidential Information. In this Agreement, "Confidential Information" means all confidential or proprietary information, intellectual property (including trade secrets and technology), customer or client lists, which in any way and at any time have been communicated to, acquired by, or learned by the Consultant in the course of or as a direct or indirect result of the Consultant's contract with EYI, including:

      (a) computer software, including, but not limited to, source and abject codes, flowcharts, algorithms, record layouts, routines, report formats, data, compilers, assemblers, design concepts and related documentation, manuals, and other materials whether in human or machine readable form;

      (b) Discoveries, inventions, copyrights, concepts and ideas, whether patentable or not, and including, without limitation, the nature and result of research, development, manufacturing, marketing, planning and any other business activities;

      (c) Product specifications, designs, manufacturing processes and methods, production machinery, quality assurance methods, accounting systems, know-how and any other proprietary information of any kind whatsoever;

      (d) EYI's list of customers, vendors and business associates together with details of EYI's methods of carrying out business; and

      (e) all data and information acquired or developed by the Consulant during the course of work for EYI, including systems and programs proposed for development, reports or tests and consultations, EYI's pricing policies, strategies, forecasts and the terms of any customer or business contract.

3.4 Confidentiality Maintained. The Consultant covenants and agrees with EYI during the term of this Agreement and at all times after the termination of this Agreement to:


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      (a)   keep all Confidential Information in the strictest confidence;

      (b) treat all Confidential Information with at least the same level of protection as the consultant gives its own confidential information of similar nature, but no less than a reasonable level of protection.

      (c) promptly notify EYI if the Consultant becomes aware of any unauthorized disclosure or use of the Confidential Information

      (d)   hold all Confidential Information in trust for EYI; and

      (e)   not to directly, indirectly or in any other manner:

            (i) publish or in any way participate or assist in the publishing of any Confidential Information;

            (ii) utilize any Confidential Information, except as may be required for and in the course of the business of EYI; and

            (iii) disclose or assist in the disclosure of any Confidential
                  Information to any person, firm or corporation.

3.5 Exemptions from Confidentiality. The provisions of section 3.4 shall not apply to any Confidential Information which:

      (a) EYI expressly permits the disclosure of, provided that the disclosure is made in compliance with any conditions imposed in connection with the permission of such disclosure;

      (b)   is available to the public or is in the public domain;

      (c) subsequently becomes part of the public domain through no fault of the Consultant; or

      (d) the Consultant had knowledge of on the date of this Agreement and which was not previously acquired from EYI or from any party having an obligation of confidence with EYI.

3.6 Indemnification. The Consultant acknowledges that the Confidential Information is the property of and is of economic value to EYI and that disclosure of Confidential Information to competitors of EYI or to the general public would be detrimental to EYI and its shareholders (whether directly or indirectly as a result of detriment to the clients or customers of EYI). Accordingly, the Consultant agrees to indemnify and hold EYI harmless from any loss or damage occasioned by the disclosure or use of the Confidential Information by the Consultant contrary to the terms hereof.

3.7 Return of the Confidential Information. All Confidential Information and all memoranda, notes, lists, records and other documents (and all copies thereof), including, without limitation, all such items stored in computer memories, microfiche, on discs or on tapes or by any other means, made or compiled by or on behalf of the Consultant or made available to the Consultant concerning the business or affairs of EYI are and shall be the property of EYI and shall be delivered to EYI by the Consultant promptly upon the termination of this Agreement or at any other time on the request of EYI.


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3.8 Remedies. The Consultant acknowledges that any breach of section 3 of this
Agreement will cause irreparable harm to EYI and its shareholders which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the Consultant agrees that EYI shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which EYI may become entitled. Furthermore, the Consultant shall be liable for liquidated damages for any breach of section 3 of this Agreement, without restricting any other claims or remedies that may be available at law or equity against the Consultant.

4. EYI OWNS INTELLECTUAL PROPERTY

4.1 Definition of Intellectual Property. In this section 4, "IP Rights" means:

      (a) all discoveries, concepts, inventions or improvements, whether patentable or not, made, discovered, conceived, invented or improved by the Consultant in the course of the Consultant's engagement with EYI, whether before or after the date of this Agreement;

      (b) any software, programming techniques, system design, ideas, plans, concepts, copyrightable materials, copyrights, trademarks and any other intellectual property conceived or created by the Consultant in the course of the Consultant's engagement with EYI, whether before or after the date of this Agreement;

      (c) any process, formula, plan, skill, method of advertising, marketing, research, development, engineering, equipment, device, software or method of doing business developed or being developed, made, used, sold or installed by or made known to the Consultant in the course of the Consultant's engagement with EYI, whether before or after the date of this Agreement; or

      (d) anything resulting from or suggested by any work which the Consultant may do for EYI or its affiliates at the request of EYI or its affiliates and relating to any business carried on or proposed to be carried on by EYI or its affiliates in the course of the Consultant's engagement with EYI, whether before or after the date of this Agreement;

4.2 All Intellectual Property Belongs to EYI. The Consultant covenants and agrees with EYI that it will fully and freely (and without expense to EYI) communicate to EYI, and the Consultant hereby assigns to EYI all IP Rights to EYI.

4.3 Protection of IP Rights. The Consultant further agrees that it will, at all times (both during the term of this Agreement and at all times thereafter) assist EYI, its affiliates or their respective assignees or their nominees in every way to protect the rights of EYI and its affiliates under this section 4 and to vest in EYI or its assignees the entire right, title and interest, including, without limitation, the copyright, in and to any and all of the IP Rights and that it will not disclose to any person, firm or company or use any such IP Rights for its own purposes or for any purposes other than those of EYI and its affiliates.


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4.4 Existing IP Rights. The Consultant hereby represents and warrants to EYI that it does not currently have any IP Rights that have not been assigned to EYI or its affiliates and, to the extent that such representation and warranty is incorrect in any way, the Consultant hereby sells, assigns and transfers to EYI any and all IP Rights which the Consultant currently has.

4.5 Moral Rights. The Consultant waives all moral rights it may acquire during the course of engagement with EYI.

4.6 Return of Documents. The Consultant shall return to EYI any documents, software, manuals, reports, charts, equipment or any other materials used in connection with the Consultant's engagement hereunder forthwith after any written request for return thereof is received from EYI and the Consultant shall not retain any copies.

5. GENERAL PROVISIONS

5.1 Relationship of Parties: The relationship between the Consultant and EYI shall be that of independent contractor.

5.2 Governing Law: This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, and the parties agree that all disputes arising hereunder will be referred to and settled by the courts of the Province of British Columbia.

5.3 Notice: Any notice required to be given under this Agreement will be in writing and may be delivered personally or sent by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by such party. Any notice will be deemed to have been received on the date of delivery, if personally delivered, and if mailed as aforesaid then on the third business day following the day of mailing.

5.4 Entire Agreement: This Agreement contains the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and replaces all previous written and oral agreements among the parties with respect to the subject matter hereof.

5.5 Severability: If any provision of this Agreement is held to be unenforceable, the remaining provisions of this Agreement will be deemed to be valid and enforceable.

5.6 Enurement: This Agreement will enure to the benefit of and be binding upon the parties and their respective personal representatives, successors and assigns.


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5.7 Assignment: The Consultant shall not assign the benefits or obligations arising from the Agreement without the written consent of EYI.

5.8 Survival of Obligations: The provisions of sections 3 and 4 herein will survive the termination of this Agreement, for any reason.

5.9 Waiver and Consent: No consent or waiver, express or implied, by any party of any breach or default by any other party of any or all of its obligations under this Agreement will:

      (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

      (b) be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

      (c) constitute a general waiver under this Agreement; or

      (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other subsequent instance.

5.10 Amendment: No amendment of the Agreement nor waiver of any of the terms and provisions hereof will be valid unless effected by a written amendment signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


EYI Industries, Inc.                                    Consultant


Per:     /s/ Jay Sargeant                               /s/ Eliza Fung
         ----------------                               --------------

Name:    Jay Sargeant                                   Name: Eliza Fung

Title:   President/CEO


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